As filed with the Securities and Exchange Commission on April 23, 2004 — Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APPLIED FILMS CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	84-1311581
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

9586 I-25 Frontage Road, Suite 200, Longmont, Colorado 80504
(Address of Principal Executive Offices) (Zip Code)

Applied Films Corporation Long-Term Incentive Plan
and the
Applied Films Corporation Non-Employee, Non-Director Officer & Consultant
Non-Qualified Stock Option Plan
(Full Title of the Plan)

Lawrence D. Firestone, 9586 I-25 Frontage Road, Suite 200, Longmont, Colorado 80504, (303) 774-3246
(Name, address, and telephone number of agent for service)

Copies of Communications to:
Harvey Koning
Varnum, Riddering, Schmidt & Howlett LLP
333 Bridge Street, N.W., P.O. Box 352
Grand Rapids, Michigan 49501-0352
(616) 336-6000

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock	1,224,000 shares(1)	$27.52	$33,684,480	$4,267.82

(1)

Represents 1,200,000 shares of Common Stock authorized for issuance under the Applied Films Corporation Long-Term Incentive Plan and 24,000 shares of Common Stock authorized for issuance under the Applied Films Corporation Non-Employee, Non-Director Officer & Consultant Non-Qualified Stock Option Plan dated October 24, 2000, as incorporated by reference to Exhibit 10.3 of Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2001. This Registration Statement also covers such indeterminable additional number of shares as may be issuable under the Applied Films Long-Term Incentive Plan and the Applied Films Corporation Non-Employee, Non-Director Officer & Consultant Non-Qualified Stock Option Plan by reason of adjustments to the number of shares covered thereby as described in their respective Prospectuses.

(2)

For the purpose of computing the registration fee only, the price shown is based upon the price of $27.52 per share, the average of the high and low sales prices for the Common Stock of Applied Films Corporation in the NASDAQ National Market System on April 22, 2004, in accordance with Rule 457(h).

Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Corporation hereby incorporates by reference in this Registration Statement the following documents filed by the Corporation with the Securities and Exchange Commission:

(a)	The Corporation’s latest Annual Report on Form 10-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934;

(b)

All other reports or documents filed by the Corporation pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, since the end of the fiscal year covered by the Annual Report on Form 10-K referenced to in (a) above; and

(c)

The description of the Corporation’s Common Stock is contained in the Corporation’s Registration Statement filed pursuant to Section 12 of the Exchange Act and is incorporated in this Registration Statement by reference, including any subsequent amendments or reports filed for the purpose of updating such description.

All other documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

Not applicable.

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Item 6. Indemnification of Directors and Officers

Sections 7-109-102 through 7-109-110 of the Colorado Business Corporation Act (the “Act”) grant the Corporation broad powers to indemnify any person in connection with legal proceedings brought against him by reason of his present or past status as an officer or director of the Corporation, provided with respect to conduct in an official capacity with the Corporation, the person acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation, with respect to all other conduct, the person believed the conduct to be at least not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, the person had no reasonable cause to believe his conduct was unlawful. Indemnification is limited to reasonable expenses incurred in connection with the proceeding. No indemnification may be made (i) in connection with a proceeding by or in the right of the Corporation in which the person was adjudged liable to the Corporation; or (ii) in connection with any other proceedings charging that the person derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the person was judged liable on the basis that he derived an improper personal benefit, unless and only to the extent the court in which such action was brought or another court of competent jurisdiction determines upon application that, despite such adjudication, but in view of all relevant circumstances, the person is fairly and reasonably entitled to indemnity for reasonable expenses as the court deems proper. In addition, to the extent that any such person is successful in the defense of any such legal proceeding, the Corporation is required by the Act to indemnify him against reasonable expenses.

The Corporation’s Amended and Restated Articles of Incorporation contain provisions that permit the Corporation to indemnify its officers and directors to the fullest extent permitted by the Colorado Business Corporation Act. The Corporation has indemnification agreements with each of its directors and certain of its officers providing for similar indemnification. In addition to the available indemnification, the Corporation’s Amended and Restated Articles of Incorporation limits the personal liability of the members of its Board of Directors, subject to certain exceptions, for monetary damages with respect to claims by the Corporation or its stockholders.

The Corporation’s Amended and Restated Bylaws provide that the Corporation may purchase and maintain insurance on behalf of its directors, officers, employees, fiduciaries and agents against liability asserted against or incurred by such persons in any such capacity.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Reference is made to the Exhibit Index which appears on Page 7.

Item 9. Undertakings

(a)     The undersigned registrant hereby undertakes:

    (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)        To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; and

    (iii)        To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

4

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado, on the 23rd day of April, 2004.

APPLIED FILMS CORPORATION (Registrant) By: /s/ Thomas T. Edman —————————————— Thomas T. Edman, President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas T. Edman and Lawrence D. Firestone, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on April 23, 2004, by the following persons in the capacities indicated.

Signatures	Title

/s/ Thomas T. Edman Thomas T. Edman	Director, President, and Chief Executive Officer (principal executive officer)

/s/ Lawrence D. Firestone Lawrence D. Firestone	Chief Financial Officer, Treasurer, Senior Vice President and Secretary (principal fianancial and accounting officer)

/s/ Richard P. Beck Richard P. Beck	Director, Chairman of the Board of Directors

/s/ Allen Alley Allen Alley	Director

/s/ John S. Chapin John S. Chapin	Director

/s/ Vincent Sollitto Vincent Sollitto	Director

6

EXHIBIT INDEX

        The following exhibits are filed as a part of the Registration Statement:

Exhibit Number	Description of Document

4.1	Amended and Restated Articles of Incorporation of Applied Films Corporation, as amended, and incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K dated January 16, 2001

4.2	Amended and Restated Bylaws of Applied Films Corporation, and incorporated by reference to Exhibit 3.2 of Registrant’s Registration Statement on Form S-1, as amended (Reg. No. 333-35331)

4.3	Applied Films Corporation Long-Term Incentive Plan dated October 22, 2003

4.4	Applied Films Corporation Non-Employee, Non-Director Officer & Consultant Non-Qualified Stock Option Plan

5.1	Opinion of Varnum, Riddering, Schmidt & Howlett LLP with respect to the legality of the securities being registered

23.1	Consent of Ernst & Young LLP

23.2	Consent of PricewaterhouseCoopers Zhong Tian Certified Public Accounts Co., Ltd.

23.3	Consent of Varnum, Riddering, Schmidt & Howlett LLP (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney - included on page 6 hereof

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EXHIBIT 4.3

APPLIED FILMS CORPORATION

LONG-TERM INCENTIVE PLAN

i

14.5	Governing Law	12
14.6	Application of Funds	12
14.7	Rights as a Shareholder	12
14.8	Non-U.S. Awards	12

ii

APPLIED FILMS CORPORATION
LONG-TERM INCENTIVE PLAN

ARTICLE 1
ESTABLISHMENT AND PURPOSE OF THE PLAN

     1.1 Establishment of the Plan. Applied Films Corporation, a Colorado corporation (the “Company”), hereby establishes an incentive compensation plan to be known as the “Applied Films Corporation Long-Term Incentive Plan” (the “Plan”), as set forth in this document. The Plan permits the granting of stock options, stock appreciation rights, restricted stock, performance shares, and other stock-based awards to key employees of the Company and its Subsidiaries, as well as Directors, Nonemployee Officers and Consultants. Upon approval by the Board of Directors of the Company, subject to ratification by the affirmative vote of holders of a majority of shares of the Company’s Common Stock present and entitled to vote at the 2003 Annual Meeting of Shareholders, the Plan shall be effective as of October 22, 2003 (the “Effective Date”).

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the long-term success of the Company for the benefit of the Company’s shareholders, through stock-based compensation, by aligning the personal interests of Plan Participants with those of its shareholders. The Plan is designed to allow Plan Participants to participate in the Company’s future, as well as to enable the Company to attract, retain and award such individuals.

     1.3 Term of Plan. No Awards shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date (“Termination Date”), provided that Awards granted prior to the Termination Date may extend beyond that date.

ARTICLE 2
DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings set forth below:

     2.1 “Administrator” shall mean the Board or any of the Committees designated to administer the Plan in accordance with Section 3.1 of the Plan.

     2.2 “Award” shall mean any award under this Plan of any Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Other Stock-Based Award.

     2.3 “Award Agreement” shall mean an agreement evidencing the grant of an Award under this Plan. Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, as established by the Administrator and shall be subject to the terms and conditions of the Plan.

     2.4 “Award Date” shall mean the date that an Award is made, as specified in an Award Agreement.

     2.5 “Board” shall mean the Board of Directors of the Company.

     2.6 “Code” shall mean the Internal Revenue Code of 1986, as amended.

     2.7 “Committee” shall mean one of the Committees, as specified in Article 3, appointed by the Board to administer the Plan.

     2.8 “Common Stock” shall mean the Common Stock, no par value per share, of the Company.

     2.9 “Consultant” shall mean any person or entity engaged by the Company or a Subsidiary to render services to the Company or that Subsidiary.

     2.10 “Director” shall mean a member of the Board or a member of the Board of Directors of a Subsidiary.

     2.11 “Disability” shall mean permanent and total disability as determined under the rules and guidelines established by the Administrator for purposes of the Plan.

     2.12 “Employee” shall mean any person employed by the Company or a Subsidiary. Neither service as a Director nor the payment of a Director’s fee by the Company shall be sufficient to constitute employment by the Company.

     2.13 “Exchange Act” shall mean the Securities Exchange Act of 1934.

     2.14 “Fair Market Value” shall be the closing sale price of the Company’s Common Stock for such date on the NASDAQ. If no sale of shares of Common Stock is reflected on NASDAQ on a date, “Fair Market Value” shall be determined according to the closing sale price on the next preceding day on which there was a sale of shares of Common Stock reflected on NASDAQ.

     2.15 “Immediate Family Member” shall mean the spouse, and/or any child or grandchild of a Participant.

     2.16 “Incentive Stock Option” or “ISO” shall mean an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

     2.17 “Insider” shall mean an employee who is an officer (as defined in Rule 16a-1(f) of the Exchange Act) or Director, or holder of more than 10% of its outstanding shares of the Company’s Common Stock.

     2.18 “NASDAQ” shall mean the National Association of Security Dealers Automated Quotation System or any successor then in use.

     2.19 “Nonemployee Director” shall mean a person who satisfies (1) the definition of “Nonemployee Director” within the meaning set forth in Rule 16b-3(b)(3), as promulgated by the SEC under the Exchange Act, or any successor definition adopted by the SEC, or (2) the definition of “outside director” within the meaning of Section 162(m) of the Code.

     2.20 “Nonemployee Officer” shall mean a person who is not an employee, but who has been elected as an officer of the Company or of the Board.

     2.21 “Nonqualified Stock Option” or “NQSO” shall mean an option to purchase shares of Common Stock, granted under Article 6, which is not an Incentive Stock Option.

     2.22 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

     2.23 “Option Price” shall mean the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Administrator.

     2.24 “Other Stock-Based Award” shall mean an Award under Article 10 of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

     2.25 “Participant” shall mean an Employee, a Director, a Consultant, or a Nonemployee Officer who holds an outstanding Award granted under the Plan.

     2.26 “Performance Shares” shall mean an Award granted under Article 9 of this Plan evidencing the right to receive Common Stock or cash of an equivalent value at the end of a specified performance period.

     2.27 “Permitted Transferee” means (i) an Immediate Family Member, (ii) a trust or trusts for the exclusive benefit of the Participant and/or one or more Immediate Family Members, or (iii) a partnership or limited liability company whose only partners or members are the Participant and/or one or more Immediate Family Members.

     2.28 “Plan Shares” shall mean the shares of Common Stock which may be issued under this Plan, which may be either unauthorized and unissued Common Stock or issued Common Stock reacquired by the Company.

     2.29 “Restricted Stock” shall mean an Award granted to a Participant under Article 8 of this Plan.

     2.30 “Retirement” shall mean the termination of a Participant’s employment with the Company or a Subsidiary after the Participant attains the age of 60. With respect to a Director, Retirement shall mean the termination of a Director’s service as a Director of the Company or a Subsidiary after serving as a Director of the Company and/or any Subsidiary for a period of at least five (5) consecutive years prior to the date of termination of such service.

     2.31 “SEC” shall mean the Securities and Exchange Commission of the United States of America.

     2.32 “Stock Appreciation Right” or “SAR” shall mean an Award granted to a Participant under Article 7 of this Plan.

     2.33 “Subsidiary” shall mean any corporation in which the Company owns directly, or indirectly through subsidiaries, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least 50% of the combined equity thereof.

     2.34 “Termination of Service” shall mean the termination of an Employee’s employment with the Company or a Subsidiary. An Employee employed by a Subsidiary shall also be deemed to incur a Termination of Service if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become an employee of the Company or another Subsidiary. With respect to a Participant that is not an Employee, Termination of Service shall mean the termination of the person’s service as a Director, as a Consultant, or as a Nonemployee Officer.

ARTICLE 3
ADMINISTRATION

     3.1 The Administrator. The Plan may be administered by different Committees with respect to different groups of Plan Participants. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more Non-Employee Directors. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3. Other than as provided above, the Plan shall be administered by (a) the Board, or (b) a Committee, which Committee shall be constituted to satisfy the foregoing conditions.

     3.2 Administrator Authority. Subject to the Company’s Articles of Incorporation, Bylaws and the provisions of this Plan, the Administrator shall have full authority to grant Awards to key Employees, as well as Directors, Consultants and Nonemployee Officers. Awards may be granted singly, in combination, or in tandem. The authority of the Administrator shall include the following:

   (a) To select the key Employees, Directors, Nonemployee Officers or Consultants to whom Awards may be granted under the Plan;

   (b) To determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Other Stock-Based Awards, or any combination thereof are to be granted under the Plan;

   (c) To determine the number of shares of Common Stock to be covered by each Award;

   (d) To determine the terms and conditions of any Award Agreement, including, but not limited to, the Option Price, any vesting restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Administrator shall determine in its sole discretion;

   (e) To determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other cash compensation arrangement made by the Company and/or a subsidiary other than under the terms of this Plan;

   (f) To determine under what circumstances an Award may be settled in cash, Common Stock, or a combination thereof; and

   (g) To determine to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an Award shall be deferred.

     The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (including any Award Agreement) and to otherwise supervise the administration of the Plan. A majority of any Committee or the Board shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of any Committee or the Board, shall be the valid acts of any Committee or the Board. The interpretation and construction by any Committee or the Board of any provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company, the Board and Participants, including their respective heirs, executors and assigns. No member of the Board or any Committee shall be liable for any action or determination made in good faith with respect to the Plan or an Award granted hereunder.

     3.3 No Authority to Reprice. Notwithstanding the authority described in Section 3.2, without the prior approval of the Company’s shareholders, neither the Committee nor the Board shall have the authority to lower the option exercise price of previously granted Awards, whether by means of the amendment of previously granted Awards or the replacement or regrant, through cancellation, of previously granted Awards.

ARTICLE 4
COMMON STOCK SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 13.1, the maximum aggregate number of shares of Common Stock which may be issued under this Plan, which may be either unauthorized and unissued Common Stock or issued Common Stock reacquired by the Company shall be 1,200,000.

     Determinations as to the number of Plan Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Administrator shall determine from time to time. If an Award expires unexercised or is forfeited, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock that were theretofore subject (or potentially subject) to such Award may again be made subject to an Award Agreement. In addition, shares from the following sources shall be added to the number of Plan Shares available for issuance under the Plan:

   (1) Any shares of the Company’s Common Stock surrendered in payment of the exercise price of Options or to pay the tax withholding obligations incurred upon the exercise of Options;

   (2) Options withheld to pay the exercise price or tax withholding obligations incurred upon the exercise of Options; and

   (3) The number of shares repurchased by the Company in the open market or otherwise having an aggregate purchase price no greater than the cash proceeds received by the Company from the sale of shares of the Company’s stock under the Plan.

ARTICLE 5
ELIGIBILITY

     The persons who shall be eligible to receive Awards under the Plan shall be selected by the Administrator from time to time. In making such selections, the Administrator shall consider the nature of the services rendered by such persons, their present and potential contribution to the Company’s success and the success of the particular Subsidiary of the Company by which they are employed or to whom they provide services, and such other factors as the Administrator in its discretion shall deem relevant. Participants may hold more than one Award, but only on the terms and subject to the restrictions set forth in the Plan and their respective Award Agreements. No Participant may receive Awards under the Plan covering more than 25% of Plan Shares.

ARTICLE 6
STOCK OPTIONS

     6.1 Options. Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted under this Plan shall be either an Incentive Stock Option (ISO) or a Nonqualified Stock Option (NQSO).

     6.2 Grants. The Administrator shall have the authority to grant to any Participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify shall constitute a separate Nonqualified Stock Option.

     6.3 Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422. An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. The aggregate Fair Market Value, determined on the Award Date of the shares of Common Stock with respect to which one or more Incentive Stock Options (or other incentive stock options within the meaning of Section 422 of the Code, under all other option plans of the Company) granted on or after January 1, 1987, that are exercisable for the first time by a Participant during any calendar year shall not exceed the $100,000 limitation imposed by Section 422(d) of the Code.

     6.4 Terms of Options. Options granted under the Plan shall be evidenced by Award Agreements in such form as the Administrator shall, from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions:

   (a) Option Price. The Option Price per share of Common Stock purchasable under an Option shall be determined by the Administrator at the time of grant but shall be not less than 100% of the Fair Market Value of the Common Stock at the Award Date. Once granted, the Option Price may not be modified to provide the Participant with a more favorable price per share unless such modification is approved by the shareholders of the Company.

   (b) Option Term. The term of each Option shall be fixed by the Administrator, provided that no Option shall be exercisable more than ten (10) years after the date the Option is granted.

   (c) Exercisability. Except as provided in Section 13.2, no Option shall be exercisable either in whole or in part prior to the first anniversary of the Award Date. Thereafter, an Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator and set forth in the Award Agreement. If the Administrator provides that any Option is exercisable only in installments, the Administrator may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Administrator may determine.

   (d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Administrator may accept, provided that no officer or director of the Company shall be permitted to make payment by promissory note or other obligation payable in the future. Notwithstanding the foregoing, an Option shall not be exercisable with respect to less than 100 shares of Common Stock unless the remaining shares covered by an Option are fewer than 100 shares. If and to the extent determined by the Administrator in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances and with respect to any shares of Common Stock acquired upon the exercise of an Option, has been held by the Optionee for a period of at least six (6) consecutive months), or by reduction in the number of shares issuable upon such exercise based, in each case, on the Fair Market Value of the Common Stock on the last trading date preceding payment as determined by the Administrator. No shares of stock shall be issued until payment has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the person exercising such option has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 13.1 of the Plan.

   (e) Transferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than through an agent as approved by the Administrator or by will or by the laws of descent and distribution, provided, however, the Administrator may, in its discretion, authorize all or a portion of a Nonqualified Stock Option to be granted to an optionee to be on terms which permit transfer by such optionee to a Permitted Transferee, provided that (i) there may be no consideration for any such transfer (other than the receipt of or interest in a family partnership or limited liability company), (ii) the Award Agreement pursuant to which such Options are granted must be approved by the Administrator, and must expressly provide for transferability in a manner consistent with this Section 6.4(e), and (iii) subsequent transfers of transferred Options shall be prohibited except those in accordance with Section 6.4(h). Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of service of Sections 6.4(f), (g) and (h) hereof, and the tax withholding obligations of Section 14.3 shall continue to be applied with respect to the original optionee, following which the Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods specified in Sections 6(f), (g), and (h). The Company shall not be obligated to notify Permitted Transferee(s) of the expiration or termination of any Option. Further, all Options shall be exercisable during the Participant’s lifetime only by such Participant and, in the case of a Nonqualified Stock Option, by a Permitted Transferee. The designation of a person entitled to exercise an Option after a person’s death will not be deemed a transfer.

   (f) Termination of Service for Reasons other than Retirement, Disability, or Death. Upon Termination of Service for any reason other than Retirement or on account of Disability or death, each Option held by the Participant shall, to the extent rights to purchase shares under such Option have accrued at the date of such Termination of Service and shall not have been fully exercised, be exercisable, in whole or in part, at any time for a period of no more than three (3) months following Termination of Service in the case of ISOs or no more than six (6) months following Termination of Service in the case of NQSOs, subject, however, to prior expiration of the term of such Options and any other limitations on the exercise of such Options in effect at the date of exercise. Whether an authorized leave of absence or absence because of military or governmental service shall constitute Termination of Service for such purposes shall be determined by the Administrator, which determination shall be final and conclusive.

   (g) Termination of Service for Retirement or Disability. Upon Termination of Service by reason of Retirement or Disability, each Option held by such Participant shall, to the extent rights to purchase shares under the Option have accrued at the date of such Retirement or Disability and shall not have been fully exercised, remain exercisable in whole or in part, at any time during the twelve (12) month period following

Termination of Service, subject, however, in any case, to the prior expiration of the term of the Option and any other limitation on the exercise of such Option in effect at the date of exercise.

   (h) Termination of Service for Death. Upon Termination of Service due to death, each Option held by such Participant or Permitted Transferee shall, to the extent rights to purchase shares under the Options have accrued at the date of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the estate of the Participant or Permitted Transferee or by any person or persons who shall have acquired the Option directly from the Participant or Permitted Transferee by bequest or inheritance at any time during the twelve (12) month period following death, subject, however, in any case, to the prior expiration of the term of the Option and any other limitation on the exercise of such Option in effect at the date of exercise.

   (i) Termination of Options. Any Option that is not exercised within whichever of the exercise periods specified in Sections 6.4(f), (g) or (h) is applicable shall terminate upon expiration of such exercise period.

   (j) Purchase and Settlement Provisions. The Administrator may at any time offer to purchase an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made. In addition, if an Award Agreement so provides at the Award Date or is thereafter amended to so provide, the Administrator may require that all or part of the shares of Common Stock to be issued with respect to the exercise of an Option, in an amount not greater than the Fair Market Value of the shares that is in excess of the aggregate Option Price, take the form of Performance Shares, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Performance Shares determined without regard to the deferral limitations and/or forfeiture restrictions involved.

ARTICLE 7
STOCK APPRECIATION RIGHTS

     7.1 Grant of SARs. The Administrator may approve the grant of Stock Appreciation Rights (SARs) that are related to Options only. A SAR may be granted only at the time of grant of the related Option. A SAR will entitle the holder of the related Option, upon exercise of the SAR, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed pursuant to Section 7.2. Such Option will, to the extent surrendered, then cease to be exercisable. Subject to Section 6.4, a SAR granted hereunder will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

     7.2 Payment of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the Option Price, by (ii) the number of shares of Common Stock with respect to which the SAR is exercised. At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

     7.3 Nontransferability. Except as provided in Section 7.1 above, no SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, and also except as provided for in Section 7.1 above, all SARs shall be exercisable, during the Participant’s lifetime, only by such Participant.

ARTICLE 8
RESTRICTED STOCK

     8.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the Participant, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Administrator may condition the grant of Restricted Stock upon the achievement of specific business objectives, measurements of individual, business unit, Company or Subsidiary performances, or such other factors as the Administrator may determine. The provisions of Restricted Stock awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

     8.2 Awards and Certificates. A Participant selected to receive a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such Participant has executed an Award Agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

   (a) Acceptance. Awards of Restricted Stock must be accepted within a period of thirty (30) days (or such shorter period as the Administrator may specify at grant) after the Award Date, by executing an Award Agreement and by paying whatever price (if any) the Administrator has designated for such shares of Restricted Stock.

   (b) Legend. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Applied Films Corporation Long-Term Incentive Plan and related Award Agreement entered into between the registered owner and the Company, dated         . Copies of such Plan and Agreement are on file in the offices of the Company, 9586 I-25 Frontage Road, Suite 200, Longmont, Colorado 80504.”

   (c) Custody. The Administrator may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

     8.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to the following restrictions and conditions:

   (a) Restriction Period. Subject to the provisions of this Plan and the Award Agreement, during a period set by the Administrator commencing with the Award Date (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock awarded under this Plan. Subject to these limits, the Administrator, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Administrator may determine.

   (b) Rights as Shareholder. Except as provided in this subsection (b) and subsection (a) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including the right to vote and to receive any dividends. The Administrator, in its sole discretion, as determined at the time of Award, may permit or require the payment of dividends to be deferred. If any dividends or other distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

   (c) Termination of Service. Subject to the applicable provisions of the Award Agreement and this Article 8, upon Termination of Service for any reason during the Restriction Period, all Restricted Stock still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Administrator as specified in the Award Agreement.

   (d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant.

   (e) Waiver of Limitation. In the event of the Participant’s Retirement, Disability or death, or in cases of special circumstances, the Administrator may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article 8.

ARTICLE 9
PERFORMANCE SHARES

     9.1 Award of Performance Shares. Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan. The Administrator shall determine the eligible persons to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the duration of the period (the “Performance Period”) during which, and the conditions under which, receipt of the Performance Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 9.2, as specified in the Award Agreement. The Administrator may condition the grant of Performance Shares upon the achievement of specific business objectives, measurements of individual, business unit, Company or Subsidiary performance, or such other factors or criteria as the Administrator shall determine. The provisions of the award of Performance Shares need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

     9.2 Terms and Conditions. Performance Shares awarded pursuant to this Article 9 shall be subject to the following terms and conditions:

   (a) Nontransferability. Subject to the provisions of this Plan and the related Award Agreement, Performance Shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period. At the expiration of the Performance Period, share certificates or cash of an equivalent value (as the Administrator may determine in its sole discretion) shall be delivered to the Participant, or his legal representative, in a number equal to the shares covered by the Award Agreement.

   (b) Dividends. Unless otherwise determined by the Administrator at the time of Award, amounts equal to any cash dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share Award will not be paid to the Participant.

   (c) Termination of Employment. Subject to the provisions of the Award Agreement and this Article 9, upon Termination of Service for any reason during the Performance Period for a given Award, the Performance Shares in question will vest or be forfeited in accordance with the terms and conditions established by the Administrator at or after grant.

   (d) Accelerated Vesting. Based on service, performance and/or such other factors or criteria as the Administrator may determine and set forth in the Award Agreement, the Administrator may, at or after grant, accelerate the vesting of all or any part of any award of Performance Shares and/or waive the deferral limitations for all or any part of such Award.

ARTICLE 10
OTHER STOCK-BASED AWARDS

     10.1 Other Awards. Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock (“Other Stock-Based Awards”), may be granted either alone or in addition to or in tandem with other Awards under the Plan. Subject to the provisions of this Plan, the Administrator shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other conditions of the Awards. The Administrator may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each Participant and such Awards to individual Participants need not be the same in subsequent years.

     10.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article 10 shall be set forth in an Award Agreement and shall be subject to the following terms and conditions:

   (a) Nontransferability. Subject to the provisions of this Plan and the Award Agreement, shares of Common Stock subject to Awards made under this Article 10 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

   (b) Dividends. Unless otherwise determined by the Administrator at the time of Award, subject to the provisions of this Plan and the Award Agreement, the recipient of an Award under this Article 10 shall be entitled to receive, currently or on a deferred stock basis, dividends or other distributions with respect to the number of shares of Common Stock covered by the Award.

   (c) Vesting. Any Award under this Article 10 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Administrator, in its sole discretion.

   (d) Waiver of Limitation. In the event of the Participant’s Retirement, Disability or death, or in cases of special circumstances, the Administrator may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article 10.

   (e) Price. Common Stock issued or sold under this Article 10 may be issued or sold for no cash consideration or such consideration as the Administrator shall determine and specify in the Award Agreement.

ARTICLE 11
TERMINATION OR AMENDMENT OF THE PLAN

     The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any applicable regulatory requirement); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company’s shareholders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Article 4 or of Section 13.1 of the Plan); (ii) decrease the option price of any Option to less than 100% of the Fair Market Value on the date of grant for an Option; or (iii) extend the maximum option period under Section 6.4(b) of the Plan. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 13.2 of the Plan, no such amendment or other action by the Administrator shall impair the rights of any Participant without the Participant’s consent. Awards may not be granted under the Plan after the Termination Date, but Awards granted prior to such date shall remain in effect or become exercisable pursuant to their respective terms and the terms of this Plan.

ARTICLE 12
UNFUNDED PLAN

     This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

ARTICLE 13
ADJUSTMENT PROVISIONS

     13.1 Antidilution. Subject to the provisions of this Article 13, if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalizations, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Article 4 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Awards, and (iii) the price for each share or other unit of any other securities subject to the then outstanding Awards.

     13.2 Change in Control. In the event of a merger or consolidation of the Company with or into another corporation or any other entity or the exchange of substantially all of the outstanding stock of the Company for shares of another entity in which, after either transaction, the prior shareholders of the Company own less than 50% of the voting shares of the continuing or surviving entity, or in the event of the sale of all or substantially all of the assets of the Company, (either event, a “Change of Control”), then each outstanding Award shall be assumed or an equivalent option or award substituted by the successor corporation or a parent or subsidiary of the successor corporation, with appropriate adjustments as to the number and kind of shares and prices. In the event that the Administrator determines that the successor corporation or a parent or a subsidiary of the successor corporation has refused to assume or substitute an equivalent option or award for each outstanding Award, then all Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease. If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Administrator shall notify all Participants that all outstanding Options shall be fully exercisable for a period of fifteen (15) days from the date of such notice and that any Options that are not exercised within such period shall terminate upon the expiration of such period.

     13.3 Adjustments by Administrator. Any adjustments pursuant to this Article 13 will be made by the Administrator, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments. Only cash payments will be made in lieu of fractional shares.

ARTICLE 14
GENERAL PROVISIONS

     14.1 Legend. The Administrator may require each person purchasing shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Common Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     14.2 No Right to Employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee, director or consultant any right with respect to continuance of employment, or any arrangement for services with the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which an employee is employed to terminate his or her employment or for any director or consultant to terminate his or her relationship with the Company or its subsidiary at any time.

     14.3 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Unless otherwise prohibited by the Administrator, each Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares otherwise issuable to the Participant a number of shares having a Fair Market Value as of the “Tax Date,” less than or equal to the amount of the withholding tax obligation; or (c) delivering to the Company unencumbered shares owned by the Participant having a Fair Market Value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation. The “Tax Date” shall be the date that the amount of tax to be withheld is determined.

     14.4 No Assignment of Benefits. No Award or other benefit payable under this Plan shall, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge. Any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefits shall be void, and any such benefit shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall such benefit be subject to attachment or legal process for or against such person.

     14.5 Governing Law. This Plan and actions taken in connection herewith shall be governed, construed and enforced in accordance with the laws and in the courts of the state of Colorado.

     14.6 Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

     14.7 Rights as a Shareholder. Except as otherwise provided in an Award Agreement, a Participant shall have no rights as a shareholder of the Company until he or she becomes the holder of record of Common Stock.

     14.8 Non-U.S. Awards. The Administrator may grant Awards to Participants who are subject to the laws of nations other than the United States, which Awards may have terms and conditions that differ from the terms provided elsewhere in this plan for the purpose of complying with the laws or practices of nations other than the United States.

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EXHIBIT 4.4

APPLIED FILMS CORPORATION
NON-EMPLOYEE, NON-DIRECTOR OFFICER & CONSULTANT
NON-QUALIFIED STOCK OPTION PLAN

    1.        Name and Purpose. This plan shall be called the Applied Films Corporation Non-employee, Non-director Officer & Consultant Stock Option Plan (the “Plan”). The Plan is intended to encourage stock ownership by non-employee, non-director officers and consultants (“Consultants”) of Applied Films Corporation (the “Company”), to provide such Consultants with an additional incentive to better service the Company effectively, to contribute to its success, and to provide a form of compensation which shall attract and retain highly qualified individuals as Consultants to the Company.

    2.        Effective Date and Term of the Plan. The Plan shall become effective upon its approval by the Board of Directors of the Company (the “Effective Date”). Options may not be granted under the Plan after the tenth (10th) anniversary of the Effective Date (the “Term”); provided, however, that all options outstanding as of that date shall remain or become exercisable pursuant to their terms and the terms of the Plan.

    3.        Administration. The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”) consisting of not less than three (3) directors who shall be appointed from time to time by the Board.

        The Committee may, from time to time, establish such regulations, provisions and procedures, within the terms of the Plan, as in the opinion of its members may be advisable in the administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

        The interpretation and construction by the Committee of any provisions of the Plan or of any option granted pursuant to the Plan shall be final and binding upon the Company, the Board of Directors of the Company and any optionee. No member of the Board of Directors of the Company or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted pursuant thereto.

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    4.        Participation. Subject to the limitations contained in this Section 4, those Consultants to the Company, who are neither contractual nor common law employees or directors of the Company or any of its subsidiaries, whom the Committee shall select from time to time, shall be granted options to purchase shares of the Company’s common stock in accordance with the provisions of Section 6 of the Plan and consistent with the terms and conditions of the Plan. In making such selections, the Committee shall consider the nature of the services rendered by the respective Consultant, the Consultant’s present and prospective potential contributions for the Company’s success and such other factors as the Committee, in its discretion, shall deem relevant. An optionee may hold more than one option, but only on the terms and subject to the restrictions hereafter set forth.

    5.        Stock Available for Options. Subject to the adjustments as provided in Subsection 6(h), the aggregate number of shares reserved for purposes of the Plan shall be twenty-four thousand (24,000) authorized and unissued shares or issued shares reacquired by the Company (the “Shares”). Determinations as to the number of Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Committee shall determine from time to time. If any outstanding option under the Plan expires or is terminated for any reason before the end of the Term of the Plan, the shares allocable to the unexercised portion of such option shall become available for the grant of other options under the Plan. No shares delivered to the Company in full or partial payment upon exercise of an option pursuant to Subsection 6(d) or in full or partial payment of any withholding tax liability permitted under Section 9 shall become available for the grant of other options under the Plan.

    6.        Terms and Conditions of Option Agreement. Options granted under this Plan shall be evidenced by agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following conditions:

    (a)        Optionee’s Agreement. Each optionee shall agree to continue to serve as a Consultant to the Company for at least twelve (12) months from the date of the grant of the option. Such agreement shall not impose upon the Company, its Board of Directors, or its shareholders any obligation to retain the optionee as a Consultant for any period.

    (b)        Number of Shares and Term of Options. Each option shall state the number of shares of the Common Stock of the Company to which it pertains. The term of each option shall be for a period of not greater than ten (10) years from the date of grant of the option.

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    (c)        Option Price. The exercise price of each option shall be equal to one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of the grant of the option. If the shares are traded in the over-the-counter market, the Fair Market Value per share shall be the closing price on the national market list as quoted in the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) on the day the option is granted or if no sale of shares is reflected in NASDAQ on that day, on the next preceding day on which there was a sale of shares reflected in NASDAQ. If the shares are not traded in the over-the-counter market but are listed upon an established stock exchange or exchanges, such Fair Market Value shall be deemed to be the closing price of the shares on such stock exchange or exchanges on the day the option is granted or if no sale of the shares shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of the shares.

    (d)        Medium of Payment. The option price shall be payable to the Company either (i) in United States dollars in cash or by check, bank draft, or money order payable to the order of the Company, (ii) through the delivery of shares of the Company’s Common Stock with a Fair Market Value on the date of the exercise equal to the option price, provided such shares are utilized as payment to acquire at least one hundred (100) shares of Common Stock, or (iii) by a combination of (i) and (ii) above. Fair Market Value shall be determined in the manner specified in Subsection 6(c) except as to the date of determination.

    (e)        Exercise of Options. Except as provided in Subsection 6(h) no option shall be exercisable, either in whole or in part, prior to the first (1st) anniversary of the date of grant of the option. Subject to the foregoing, the Committee shall have the authority to determine, at the time of the grant of each Option, the times at which an Option may be exercised and any conditions precedent to the exercise of an Option. An option shall be exercisable upon written notice to the Chief Financial Officer of the Company, as to any or all shares covered by the option, until its termination or expiration in accordance with its terms or the provisions of the Plan. Notwithstanding the foregoing, an option shall not at any time be exercisable with respect to less than one hundred (100) shares unless the remaining shares covered by an option are less than one hundred (100) shares. The purchase price of the shares purchased pursuant to an option shall be paid in full upon delivery to the optionee of certificates for such shares. Exercise by an optionee’s heir or personal representative shall be accompanied by evidence of his or her authority to act, in a form reasonably satisfactory to the Company.

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    (f)        Options not Transferable. Options may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution to the extent provided in Subsection 6(g). During the lifetime of an optionee, the options shall be exercisable only by the optionee. Following the death of an optionee, the options shall be exercisable only to the extent provided in Subsection 6(g).

(g) Termination of Service as Consultant.

    (i)        Termination of Service for any Reason Other than Death. In the event an optionee shall cease to serve the Company as a Consultant for any reason other than such optionee’s death, each option held by such optionee shall remain exercisable, subject to prior expiration according to its terms and other limitations imposed by the Plan, for a period of one (1) year following the optionee’s cessation of service as a Consultant of the Company. If the optionee dies after such cessation of service, the optionee’s options shall be exercisable in accordance with Subsection 6(g)(ii) hereof.

    (ii)        Termination of Service for Death. If an optionee ceases to be a Consultant by reason of death, each option held by such optionee shall, to the extent rights to purchase shares under the option have been accrued at the time of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the optionee’s estate or by any person or persons who have acquired the option directly from the optionee by bequest or inheritance during the shorter of the following periods: (i) the term of the option, or (ii) a period of one (1) year from the death of such optionee. If an optionee dies during the extended exercise period following cessation of service specified in Subsection 6(g)(i) above, such option may be exercised any time within the longer of such extended period or one (1) year after death, subject to the prior expiration of the term of the option.

    (h)        Adjustment in Shares Covered by Option. The number of shares covered by each outstanding option, and the purchase price per share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares resulting from a split in or combination of shares or the payment of a stock dividend on the shares or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

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If the Company shall be the surviving corporation in any merger or consolidation or if the Company is merged into a wholly owned subsidiary solely for purposes of changing the Company’s state of incorporation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares subject to the option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, except as above provided, shall cause each outstanding option to terminate, provided, that each optionee shall, in that event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise his or her option in whole or in part.

In the event of a change in the shares as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

Except as hereinbefore expressly provided in this Subsection 6(h), the optionee shall have no rights by reason of any split or combination of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spinoff of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of stock subject to the option.

The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

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    (i)        Rights of a Shareholder. An optionee shall have no rights as a shareholder with respect to any shares covered by his or her option until the date on which the optionee becomes the holder of record of such shares. No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date on which he or she shall have become the holder of record thereof, except as provided in Subsection 6(h).

    (j)        Postponement of Delivery of Shares and Representations. The Company, in its discretion, may postpone the issuance and/or delivery of shares upon any exercise of an option until completion of the registration or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any person exercising an option to make such representations, including a representation that it is the optionee’s intention to acquire shares for investment and not with a view to distribution thereof, and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules, and regulations. In such event no shares shall be issued to such holder unless and until the Company is satisfied with the accuracy of any such representations.

    (k)        Other Provisions. The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee shall deem advisable.

    7.        Adjustments in Shares Available for Options. The adjustments in number and kind of shares and the substitution of shares, affecting outstanding options in accordance with Subsection 6(h) hereof, shall also apply to the number and kind of shares reserved for issuance pursuant to the Plan, but not yet covered by options.

    8.        Amendment of the Plan. The Committee, insofar as permitted by law, shall have the right from time to time, with respect to any shares at the time not subject to options, to suspend or discontinue the Plan or revise or amend it in any respect whatsoever, and except that, without approval of the Board of Directors of the Company, no such revision or amendment shall:

    (a)        increase the maximum number of shares which may be subject to the Plan;

    (b)        materially increase the benefits accruing to option holders under the Plan;

    (c)        decrease the exercise price of options granted under the Plan;

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    (d)        remove the administration of the Plan from the Committee; or

    (e)        permit the granting of options under the Plan after the Term of the Plan.

    9.        Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock, payment by the optionee of any federal, state, or local taxes required by law to be withheld, if any. Unless otherwise prohibited by the Committee, an optionee may satisfy any such withholding tax obligation by any of the following means or by a combination of such means:

(a) tendering a cash payment;

    (b)        authorizing the Company to withhold from the shares otherwise issuable to the optionee a number of shares having a Fair Market Value as of the “Tax Date,” less than or equal to the amount of withholding tax obligation; or

(c) delivering to the Company unencumbered shares owned by the optionee having a Fair Market Value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation.

The “Tax Date” shall be the date that the amount of tax to be withheld is determined. Fair Market Value shall be determined in the manner specified in Subsection 6(c), except as to the date of determination. An optionee’s election to pay the withholding tax obligation by either of (b) or (c) above shall be irrevocable, may be disapproved by the Committee, and must be made either six months prior to the Tax Date or during the period beginning on the third business day following the date of release of the Company’s quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such date.

    10.        Right of Board of Directors to Terminate Consultant’s Service. Nothing in this Plan or in the grant of any option hereunder shall in any way limit or effect the right of the Board of Directors of the Company to terminate a Consultant’s service as a Consultant, pursuant to law, the Articles of Incorporation, or Bylaws of the Company.

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    11.        Application of Funds. The proceeds received by the Company from the sale of stock pursuant to options shall be used for general corporate purposes.

    12.        No Obligation to Exercise Option. The granting of an option shall impose no obligation upon the optionee to exercise such option.

    13.        Construction. This Plan shall be construed under the laws of the State of Colorado, United States of America.

APPROVED: /s/ Thomas T. Edman ——————————————————— Thomas T. Edman, President and Chief Executive Officer

CERTIFICATION

        This Plan was duly adopted by the Board of Directors of the Company the 24th day of October, 2001.

/s/ Lawrence D. Firestone ——————————————————— Lawrence D. Firestone, Secretary and Chief Financial Officer

EXHIBIT 5.1

April 23, 2004

Applied Films Corporation
9586 I-25 Frontage Road, Suite 200
Longmont, Colorado 80504

Re:	Registration Statement on Form S-8 Relating to the Applied Films CorporationLong-Term Incentive Plan and the Applied Films Corporation Non-Employee,Non-Director Officer &Consultant Non-Qualified Stock Option Plan (the “Plans”)

Gentlemen:

        With respect to the Registration Statement on Form S-8 (the “Registration Statement”) filed by Applied Films Corporation, a Colorado corporation (the “Company”) with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933, as amended, 1,224,000 shares of the Company’s common stock, no par value, for issuance pursuant to the Plans, we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 1,224,000 shares covered by the Registration Statement, including shares issued upon the exercise of options, at the prices described in the Registration Statement, and upon delivery of such shares and payment therefor in accordance with the terms stated in the Plans and the Registration Statement, will be duly and legally authorized, issued and outstanding, and will be fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

Sincerely,

VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP

/s/ VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP

EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Applied Films Corporation Long-Term Incentive Plan and the Applied Films Corporation Non-Employee, Non-Director Officer & Consultant Non-Qualified Stock Option Plan, of our report dated July 24, 2003, with respect to the consolidated financial statements and schedule of Applied Films Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended June 28, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Denver, Colorado
April 22, 2004

EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

PRICEWATERHOUSECOOPERS	PricewaterhouseCoopers Zhong Tian CPA Co., Ltd. 12th Floor, Shui On Plaza 333 Huai Hai Zhong Lu Shanghai 200021 People’s Republic of China Telephone +86 (21) 6386-3388 Facsimile +86 (21) 6386-3300

23 April 2004

CONSENT OF INDEPENDENT ACCOUNTANTS

To: Applied Films Corporation

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Applied Films Corporation of our report dated 21 February 2003 relating to the financial statements of Suzhou NSG AFC Thin Films Electronics Co., Ltd. as of 31 December 2002 and 2001 and for the three years ended 31 December 2002, which appears in the Annual Report on Form 10-K/A filed 30 June 2003.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Co., Ltd.

PricewaterhouseCoopers Zhong Tian CPA Co., Ltd.